UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934 (Amendment No. 1)

Check the appropriate box:

☐	Preliminary Information Statement
☒	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

CALLAN JMB INC.

(Name of Registrant as Specified In Its Charter)

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PRELIMINARY INFORMATION STATEMENT

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

CALLAN JMB INC.

244 Flightline Drive

Spring Branch, Texas 78070-6241

To the Stockholders of Callan JMB Inc.:

NOTICE IS HEREBY GIVEN that the holders of the majority of the voting power of the stockholders of Callan JMB Inc., a Nevada corporation (the “Company,” “we,” “us,” or “our”), have approved the following actions without a meeting of stockholders in accordance with Section 78.320 of the Nevada Revised Statutes:

1.	The approval, (i) in accordance with Nasdaq Listing Rule 5635(a), of the potential issuance of in excess of 19.99% of our Common Stock, par value $0.001 per share (the “Common Stock”), upon conversion of shares of Series A Perpetual Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), to be issued pursuant to that certain Asset Purchase and Sale Agreement, dated as of August ___, 2026 by and among Callan Power LLC, a Nevada limited liability company and wholly owned subsidiary of the Company (“Buyer”), the Company, and Reger Oil, Inc., a Nevada corporation. (the “Seller”), (the “Reger APA”), (ii) in accordance with Nasdaq Listing Rule 5635(d), of the potential issuance in excess of 19.99% of our Common Stock in connection with the Reger APA or other transactions approved by the Company’s Board of Directors related thereto or for the financing thereof in one or more transactions not involving a public offering at a price less than the lower of (x) the Nasdaq closing price for our Common Stock on the trading day immediately preceding the signing of the binding agreement for such transaction and (y) the five-day average Nasdaq closing price of our Common Stock immediately preceding the signing of the binding agreement for such transaction ( the “Minimum Price”) and (iii) in accordance with Nasdaq Listing Rule 5635(d), of the fixed conversion price for the Series A Preferred Stock at $2.10 per share of Common Stock, subject to customary anti-dilution adjustments, which conversion price may be below the Minimum Price (“Proposal 1” or “the “20% and Minimum Price Issuance Consent”); and

2.	The approval of an amendment to the Callan JMB Inc. 2024 Equity Incentive Plan (the “Plan”) to (a) establish the total number of shares of Common Stock available for issuance under the Plan at 15% of the Company’s issued and outstanding shares of Common Stock from time to time and (b) provide for an annual evergreen replenishment feature pursuant to which the share reserve under the Plan shall automatically increase on January 1 of each calendar year (commencing January 1, 2027) by such number of shares as determined by the Board of Directors (the “Board”) without the need for further stockholder approval (the “Evergreen Feature”) (“Proposal 2” or the “Plan Amendment Consent”).

The enclosed Information Statement contains information pertaining to the matters acted upon. The actions will become effective on the 20th day after the Information Statement is mailed to our stockholders. We expect to mail the accompanying Information Statement to the stockholders on or about August _, 2026. This Information Statement will serve as written notice to stockholders pursuant to the Nevada Revised Statutes and is being furnished to our stockholders in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended, and the rules promulgated by the Securities and Exchange Commission thereunder.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Your vote or consent is not requested or required to approve the matters described herein. The accompanying Information Statement is provided solely for your information.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Dated: August _, 2026

Sincerely,

/s/ Wayne Williams
Name:	Wayne Williams
Title:	Chief Executive Officer, President, and Chairman of the Board

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INFORMATION STATEMENT

Action by Written Consent of Stockholders

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished in connection with the actions taken by written consent of stockholders holding a majority of our outstanding shares of Common Stock (the “Majority Holders”) taken on August 8, 2026 without a meeting (the “Written Consent”) to approve the actions described in this Information Statement. The Board has fixed the close of business on August 7, 2026 as the record date (the “Record Date”) for determining the stockholders entitled to notice of the actions described in this Information Statement. We are mailing this Information Statement to our stockholders on or about August __, 2026.

What actions were taken by Written Consent?

1.	The approval, (i) in accordance with Nasdaq Listing Rule 5635(a), of the potential issuance of in excess of 19.99% of our Common Stock upon conversion of the Series A Preferred Stock to be issued to Reger Oil, Inc. pursuant to the Reger APA, (ii) in accordance with Nasdaq Listing Rule 5635(d), the potential issuance of in excess of 19.99% of our Common Stock at a price less than the Minimum Price in one or more transactions not involving a public offering in connection with or related to the Reger APA or the financing thereof and (iii) to set the fixed conversion price for the Series A Preferred Stock at $2.10 per share which may be below the Minimum Price; and

2.	The approval of the Plan Amendment to establish the share reserve at 15% of the Company’s outstanding Common Stock from time to time and to authorize the annual Evergreen Feature subject to Board determination without further stockholder approval.

How many shares of Common Stock were outstanding on July 30, 2026?

On August 7, 2026, the Record Date, there were 5,664,868 shares of Common Stock issued and outstanding. The holders signing the Written Consent included [(i) Mr. Wayne Williams, our Chairman, President and Chief Executive Officer, who held voting power for 2,377,468 shares of Common Stock, and (ii) Dr. David Croyle, our Chief Medical Officer, who held voting power for 789,805 shares of Common Stock, representing in the aggregate approximately 55.9% of the voting power of the outstanding Common Stock.

Who is paying the cost of this Information Statement?

We will pay for preparing, printing and mailing this Information Statement. Arrangements may be made with banks, brokerage houses and other institutions, nominees and fiduciaries, to forward the Definitive Information Statement to beneficial owners. We will, upon request, reimburse those persons and entities for expenses incurred in forwarding the Definitive Information Statement to our stockholders.

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APPROVAL OF POTENTIAL ISSUANCE OF COMMON STOCK IN EXCESS OF 20% THRESHOLD

Background

On August _, 2026, Callan Power LLC, a Nevada limited liability company and wholly owned subsidiary of the Company (“Buyer”), the Company and Reger Oil, Inc. (the “Seller”) entered into an Asset Purchase and Sale Agreement (the “Reger APA”), pursuant to which the Buyer agreed to acquire substantially all of the Seller’s right, title and interest in and to certain land leases with the oil and gas exploration rights appurtenant thereto together with the right to use the Seller’s proprietary seismic and prospect data base to aid in subsequent exploration efforts in the Williston Basin (collectively, the “Assets” and such transaction, the “Acquisition”). A copy of the Reger APA will not be filed with this Information Statement but is summarized below. Capitalized terms not defined herein shall, unless otherwise indicated herein, have the meanings ascribed to such terms in the APA.

As consideration for the Acquisition, the Company will issue to the Seller 1,000 shares of Series A Perpetual Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), having an aggregate stated value of $10,000,000 (the “Preferred Stock Consideration”). The Series A Preferred Stock is convertible into shares of Common Stock at a conversion price of $2.10 per share (the “Conversion Price”), subject to customary anti-dilution adjustments. At the initial Conversion Price, the 1,000 shares of Series A Preferred Stock would be convertible into approximately 4,761,905 shares of Common Stock. Based on 5,664,868 shares of Common Stock outstanding as of August 7, 2026 together with all 4,761,905 shares of Common Stock potentially issuable upon conversion of the Preferred Stock, such conversion shares would represent approximately 45.7% of the Company’s outstanding Common Stock after the closing of the Acquisition. In addition, the Reger APA requires the Company to pay to the Seller two million dollars ($2,000,000) on or before December 31, 2026 (the “ Cash Consideration” and together with the Preferred Stock Consideration, the “Purchase Price”).

In connection with the Acquisition, the Company will file with the Nevada Secretary of State a Certificate of Designation of Preferences, Rights and Limitations (the “Certificate of Designation”) (included as Annex A hereto) establishing the Series A Preferred Stock with the material terms described below under “Description of the Series A Preferred Stock.”

On August 6, 2026 the Company publicly announced the formation of the Buyer as part of the Company’s plan to expand its business beyond its logistics and emergency preparedness endeavors and enter into energy related activities. The Acquisition represents a step in the implementation of the Company’s expansion plan.

The Seller is a private company with its principal executive office located at 426 Ferndale Road South, Wayzata, MN 55391, ph. (612) 306-4647. The Seller is an oil and gas exploration and development company. The core asset of the Seller is its Focus Library, a proprietary 2D seismic and dataset spanning 1,400 plus miles of potential development prospect areas. Michael Reger currently serves as chief executive officer of the Seller.

Prior to entering into discussions regarding the Acquisition, there were no contacts, negotiations or dealings between the Company, the Seller or any of their respective executive officers or directors.

Nasdaq Listing Requirements and the Necessity of Stockholder Approval

Pursuant to Nasdaq Listing Rule 5635(a), if an issuer intends to issue securities in connection with the acquisition of the stock or assets of another company where such issuance equals or exceeds 20% of the number of shares of common stock (or 20% of the voting power) outstanding before the issuance, the issuer generally must obtain the prior approval of its stockholders. Because the aggregate number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock issued as the Preferred Stock Consideration may equal or exceed 20% of the shares of Common Stock outstanding prior to the closing of the Acquisition, stockholder approval was required.

Nasdaq Listing Rule 5635(d) requires the prior approval of stockholders for the issuance in non-public transactions of in excess of 19.99% of listed outstanding common stock at a price per share below the Minimum Price. In connection with the Reger APA and transactions related thereto or for the financing thereof, we may deem it advisable to execute such transactions. Further, the conversion price of the Series A Preferred Stock at $2.10 per share may be below the Minimum Price.

To ensure compliance with Nasdaq Listing Rules 5635(a) and 5635(d), on August 8, 2026, the Majority Holders approved, by the Written Consent, Proposal 1-the 20% and Minimum Price Issuance Consent.

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Description of the Transaction

The following is a summary of the material terms of the Reger APA. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Reger APA, which will not be filed with this Information Statement.

Assets Acquired. Pursuant to the Reger APA, the Buyer will acquire approximately 130 land leases for Williston Basis properties with the oil and gas exploration rights appurtenant thereto together with the right to use the Seller’s proprietary seismic and prospect data base to aid in subsequent exploration efforts and, to the extent currently existing with respect to such leases, (a) all mineral interests, royalty interests, overriding royalty interests, and related rights; (b) all hydrocarbons in and under such leases; (c) all contracts, agreements and rights appurtenant to such leases, including operating agreements, unit agreements, processing agreements, and production sales contracts; (d) all of Seller’s personal and mixed property and facilities located on the leases, including surface and subsurface well equipment, tanks, dehydration facilities, pipelines, gathering lines, and field processing equipment; (e) all permits and governmental authorizations related to the leases; (f) all surface fee interests, easements, and rights of way; (g) inventory, vehicles, office leases and field offices: and (h) all related records, data and electronically stored information.

Consideration. The aggregate consideration for the Acquisition consists solely of the Preferred Stock Consideration and the Cash Consideration which consists of 1,000 shares of Series A Preferred Stock having an aggregate stated value of $10,000,000 and $2,000,000 in cash payable on or before December 31, 2026.

Closing. The closing of the Acquisition is expected to occur on or before September [●], 2026. In the event the parties have not been able to close the Acquisition on or prior to October 31, 2026 each party has the right to terminate the Reger APA.

Post-Closing Governance. Pursuant to the Reger APA and after the Acquisition is closed, (a) within six (6) months after the closing the Buyer’s name will be changed to “Reger Energy, LLC” or such other name as the parties may agree; (b) Michael Reger, the Chief Executive Officer of the Seller, will become the Co-Chief Executive Officer of the Company and will be responsible for overall management of the Buyer following closing; and (c) Mr. Reger will be appointed by the remaining directors to the Company’s Board of Directors to fill an existing vacancy, and a current director of the Company will resign following the closing with Mr. Reger to nominate a replacement.

Description of the Series A Preferred Stock. In connection with the Acquisition, the Company will file the Certificate of Designation with the Nevada Secretary of State establishing the Series A Preferred Stock. The material terms of the Series A Preferred Stock are as follows:

●	Authorized Shares and Stated Value. 1,000 shares authorized; each share has a Stated Value of $10,000.
●	Ranking. The Series A Preferred Stock ranks senior to Common Stock and all other junior stock with respect to dividend rights and rights upon liquidation, winding-up or dissolution; on a parity with any parity stock; and junior to any Senior Stock and all existing and future indebtedness.
●	Dividends. The Series A Preferred Stock bears no dividends (0% dividend rate).
●	Liquidation Preference. In the event of any liquidation, winding-up or dissolution, each holder is entitled to receive, before any payment to holders of junior stock, an amount per share equal to the Stated Value ($10,000).
●	Conversion. Each share of Series A Preferred Stock is convertible at the option of the holder into shares of Common Stock at a Conversion Price of $2.10 per share (i.e., approximately 4,761,905 shares of Common Stock per share of Series A Preferred Stock), subject to customary anti-dilution adjustments. The Series A Preferred Stock may be converted from and after the date that is six (6) months after the initial issuance date thereof.
●	Ownership Limitation. No holder may convert to the extent that, after giving effect to such conversion, such holder (together with its affiliates) would beneficially own in excess of 9.9% of the outstanding Common Stock.
●	Voting Rights. The Series A Preferred Stock has no general voting rights. However, the consent of a majority of the outstanding Series A Preferred Stock is required to: (i) authorize or create any senior stock or parity stock; or (ii) amend the Articles of Incorporation or Certificate of Designation so as to adversely affect the Series A Preferred Stock.
●	Board Representation. Holders of a majority of the Stated Value of the Series A Preferred Stock are entitled to nominate and elect two (2) members of the Board (the “Preferred Directors”).

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●	Perpetual; No Redemption. The Series A Preferred Stock has no maturity date and is not redeemable at the option of the Corporation.
●	Transfers. Following conversion, holders may sell, transfer or dispose of shares of Common Stock received upon conversion subject to compliance with applicable securities laws and regulations, including Rule 144 under the Securities Act of 1933, as amended.
●	Anti-Dilution. The Conversion Price is subject to adjustment upon stock splits, stock dividends, stock combinations, distributions of rights or warrants, distributions of assets or securities, and tender or exchange offers.

Closing Conditions. The closing of the Acquisition is subject to customary conditions, including: (a) the accuracy of the Seller’s representations and warranties (subject to a Material Adverse Effect qualifier); (b) performance by the Seller of its covenants; (c) delivery of customary closing documents, including transfer instruments, assignments and bills of sale; (d) absence of litigation seeking to prevent the transactions; (e) delivery of lien releases; (f) completion of title diligence to the Buyer’s satisfaction; and (g) the approval of Proposal 1 by the Company’s stockholders. The Seller’s obligation to close is conditioned upon accuracy of the Buyer’s and the Company’s representations, performance of covenants, and delivery of the Preferred Stock Consideration.

Termination. The Reger APA may be terminated: (a) by mutual written consent; (b) by any party if the closing has not occurred on or before October 31, 2026; (c) by the Buyer or the Company if the Seller has breached any representation, warranty or covenant in any material respect that is not cured within ten (10) business days; (d) by the Buyer or the Company upon the occurrence of a Material Adverse Effect; (e) by the Buyer or the Company upon failure of defensible title to a material portion of the Assets; (f) by the Buyer or the Company if aggregate uncured title defects or environmental defect values exceed 15% of the Purchase Price or (g) casualties occur with respect to Assets valued at an amount in excess of 15% of the Purchase Price.

Representations and Warranties. The Reger APA contains customary representations and warranties of the Seller regarding, among other things, organization, authority, title to assets, compliance with laws, environmental matters, taxes, permits, material contracts, litigation, and absence of undisclosed liabilities. The Buyer and the Company make customary representations regarding organization, authority, validity of the Series A Preferred Stock, and sufficiency of authorized capital.

Indemnification. The Seller will indemnify the Buyer and the Company for losses arising from: (a) breaches of the Seller’s representations and warranties; (b) breaches of the Seller’s covenants; (c) Retained Liabilities and Non-Asset Liabilities; and (d) Pre-Effective Time Liabilities. The Seller’s indemnification for general representation breaches is subject to a deductible of 1.5% of the Purchase Price (with a de minimis threshold of $1,000 per claim) and a cap equal to the Purchase Price. Environmental indemnification obligations survive indefinitely and are not subject to the deductible or cap. General representation survival is two (2) years; fundamental representations survive indefinitely.

Regulatory Approvals

There are no approvals required from any applicable regulatory authority in order to consummate the Acquisition described herein. Stockholder approval is necessary to satisfy Nasdaq Listing Rules.

Effect of Proposal 1 on Current Stockholders

If Proposal 1 is approved and the Acquisition is consummated, the Company will issue 1,000 shares of Series A Preferred Stock to the Seller, which are convertible into approximately 4,761,905 shares of Common Stock at the initial Conversion Price of $2.10 per share (subject to the 9.9% Ownership Limitation and customary anti-dilution adjustments). Based on 5,664,868 shares of Common Stock outstanding as of the Record Date (August 7, 2026), the issuance of shares of Common Stock upon full conversion of the Series A Preferred Stock would represent approximately 54.3% dilution to existing stockholders on an as-converted, fully-diluted basis.

Interaction of the 9.9% Ownership Limitation, Board Designation Rights, and Dilution.

Stockholders should carefully consider the following aspects of the Series A Preferred Stock and their combined effect:

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Ownership Limitation and Staged Conversion. The Certificate of Designation provides that no holder (together with its affiliates) may convert shares of Series A Preferred Stock to the extent that such conversion would cause the holder to beneficially own in excess of 9.9% of the shares of Common Stock outstanding immediately after giving effect to such conversion. As a result, even though the Series A Preferred Stock is convertible into approximately 4,761,905 shares of Common Stock in the aggregate, the Seller will not be able to convert all of its shares of Series A Preferred Stock at once. Instead, the Seller will only be able to convert in successive tranches, each limited so that the Seller’s beneficial ownership does not exceed 9.9% of the then-outstanding Common Stock at any given time. This means that the full dilutive effect of the Series A Preferred Stock will be realized over time, in stages, rather than immediately upon closing. As the Seller converts and sells converted shares (thereby reducing its beneficial ownership below 9.9%), the Seller may convert additional shares of Series A Preferred Stock up to the 9.9% threshold again, and this cycle may repeat until all shares of Series A Preferred Stock have been fully converted. The 9.9% Ownership Limitation does not cap the total number of shares of Common Stock that may ultimately be issued upon conversion and it only limits the pace at which conversion may occur.

Board Designation Rights Independent of Conversion. The right of the holders of a majority of the Stated Value of the Series A Preferred Stock to nominate and elect two (2) members of the Board (the “Preferred Directors”) is not contingent upon conversion of the Series A Preferred Stock into Common Stock. So long as any shares of Series A Preferred Stock remain outstanding, the holders thereof retain the right to elect two Board members, regardless of how many shares of Common Stock the holders beneficially own at any given time and regardless of whether any conversion has occurred. Accordingly, even while the 9.9% Ownership Limitation restricts the Seller’s voting power with respect to Common Stock matters submitted to a stockholder vote, the Seller will have direct Board-level representation through the Preferred Directors. The Preferred Directors will participate in all actions of the Board, including decisions regarding the Company’s operations, strategy, executive compensation, and (subject to any applicable recusal requirements) related-party transactions. These Board designation rights will terminate only when all shares of Series A Preferred Stock have been converted or otherwise retired.

Cumulative Dilutive Effect. Assuming full conversion of all 1,000 shares of Series A Preferred Stock at the initial Conversion Price of $2.10, existing holders of Common Stock would experience dilution of approximately 54.3%. Because of the 9.9% Ownership Limitation, this dilution will occur incrementally. However, stockholders should be aware that: (i) the Conversion Price is subject to anti-dilution adjustments (including for stock splits, stock dividends, and below-market issuances of rights or warrants), which could result in a lower Conversion Price and therefore a greater number of shares of Common Stock issuable upon conversion; (ii) the 9.9% Ownership Limitation is calculated based on shares outstanding at the time of each conversion, meaning that as the Company issues additional shares (including under the Plan as proposed to be amended in Proposal 2), the absolute number of shares the Seller may hold at the 9.9% threshold increases; and (iii) the Seller is not restricted from acquiring additional shares of Common Stock in the open market up to the 9.9% threshold independent of conversion, which could result in the Seller holding beneficial ownership at or near the 9.9% level on an ongoing basis while also retaining unconverted shares of Series A Preferred Stock representing additional latent dilution.

Relationship to Proposal 2. If both Proposal 1 and Proposal 2 are approved, the share reserve under the Plan will be set at 15% of the Company’s outstanding Common Stock from time to time. As shares of Series A Preferred Stock are converted into Common Stock and the Company’s total outstanding share count increases, the Plan share reserve will automatically increase proportionally. This means that the combined dilutive effect of the Acquisition (through conversion of the Series A Preferred Stock) and the Plan (through the 15% formula reserve and the Evergreen Feature) may be greater than either proposal considered in isolation.

Effective Date of Action by Written Consent

Per Rule 14c-2 under the Exchange Act, the corporate action taken by the Written Consent with respect to the 20% and Minimum Price Issuance Consent becomes effective no earlier than twenty (20) calendar days after the first mailing or delivery of this Information Statement to stockholders as of the Record Date.

Interests of Directors and Executive Officers

Our directors and executive officers have the following interests in the Reger APA and the transactions described herein: The Reger APA provides that, upon closing of the Acquisition, Michael Reger will be appointed to the Board to serve out the term of a director that previously resigned from the Board. He will also then serve as Co-Chief Executive Officer of the Company. Mr. Reger’s services will be retained pursuant to an employment agreement with the Company, the terms of which have not yet been negotiated. In addition, a current director will resign following the closing, and Mr. Reger shall nominate one or more replacements to fill such vacancy, to serve until the expiration of the term for such seat. Moreover, under his Employment Agreement as Chief Executive Officer dated October 15, 2024, as amended, Mr. Wayne Williams, our Chief Executive Officer, is entitled to receive 50,000 shares of Common Stock upon the closing of each acquisition after the closing of the Company’s initial public offering

Dissenter’s Rights of Appraisal

Stockholders do not have any dissenter’s rights or appraisal rights in connection with the approval of the issuance of shares of Common Stock upon conversion of the Series A Preferred Stock.

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OUTSTANDING VOTING SECURITIES

Each Common Stock share grants one vote on each matter submitted to stockholders. As of the Record Date, 5,664,868 shares of Common Stock were issued, outstanding, and eligible for action by written consent and notice of such action. The holders signing the Written Consent included (i) Mr. Wayne Williams, our Chairman, President and Chief Executive Officer, who held voting power for 2,377,468 shares of Common Stock, and (ii) Dr. David Croyle, our Chief Medical Officer, who held voting power for 789,805 shares of Common Stock, representing in the aggregate approximately 55.9% of the voting power of the outstanding Common Stock.

On August 8, 2026, the Majority Holders executed the Written Consent approving Proposal 1 and Proposal 2.

APPROVAL OF AMENDMENT TO THE COMPANY’S 2024 EQUITY INCENTIVE PLAN

Background and Purpose

On July 28, 2026, the Board approved, subject to stockholder approval, an amendment (the “Plan Amendment”) (see Annex B hereto) to the Callan JMB Inc. 2024 Equity Incentive Plan (as amended, the “Plan”). The Plan currently authorizes an aggregate of 1,500,000 shares of Common Stock for issuance thereunder, subject to adjustment for changes in capitalization, plus an automatic annual increase, effective as of the first day of each fiscal year commencing with the 2025 fiscal year, equal to the least of (a) 500,000 shares, (b) 4% of the total shares of Common Stock outstanding on the last day of the immediately preceding fiscal year, or (c) such lesser number of shares as the Board determines prior to the last day of the immediately preceding fiscal year. The Plan Amendment would (a) replace the current fixed share reserve under the Plan with a formula-based reserve equal to 15% of the issued and outstanding shares of Common Stock from time to time and (b) add an annual evergreen replenishment feature (the “Evergreen Feature”), pursuant to which the share reserve under the Plan shall automatically increase on January 1 of each calendar year, commencing January 1, 2027, by such number of additional shares of Common Stock as determined by the Board in its sole discretion, without the need for further stockholder approval.

The Board believes the Plan Amendment is necessary and in the best interests of the Company and its stockholders in order to ensure that the Company has a sufficient number of shares available to attract, retain, and incentivize employees, consultants, and directors, particularly in connection with the expected growth of the Company’s workforce.

Summary of the Plan Amendment

The material changes effected by the Plan Amendment are as follows:

Share Reserve — 15% of Outstanding. The Plan Amendment replaces the current fixed share reserve with a reserve equal to 15% of the issued and outstanding shares of Common Stock at any time. As a result, the total number of shares available for issuance under the Plan will automatically adjust as the Company’s capitalization changes (including, without limitation, upon the issuance of additional shares in connection with the Acquisition). Based on 5,664,868 shares of Common Stock outstanding as of the Record Date, the share reserve under the Plan following the Plan Amendment would be approximately 849,730 shares. Following the consummation of the Acquisition and issuance of the Stock Consideration, the share reserve would be approximately 1,564,016 shares.

Evergreen Feature. In addition, the Plan Amendment provides that on January 1 of each calendar year, commencing January 1, 2027, the total number of shares available for issuance under the Plan shall automatically increase by such number of shares as the Board determines, in its sole discretion, prior to December 31 of the immediately preceding calendar year. If the Board does not affirmatively act to authorize an increase for any given year, no increase shall occur for that year. The Evergreen Feature does not require further stockholder approval in order to take effect in any given year; however, it is subject to the Board’s affirmative determination each year. The Evergreen Feature will remain in effect until the termination of the Plan.

Other Material Terms of the Plan Unaffected by the Plan Amendment.

The Plan Amendment does not alter the Plan’s purposes, eligibility provisions, or administration.

The Plan Amendment also does not alter the types of awards available under the Plan, the Plan’s share recycling, or the Plan’s change in control. The Plan will continue in effect until terminated, except that no Incentive Stock Options may be granted after ten years from the Plan’s adoption by the Board in 2024, and the Administrator may amend, alter, suspend or terminate the Plan at any time, subject to obtaining stockholder approval to the extent necessary to comply with Applicable Laws.

Interests of Directors and Executive Officers

Our directors and executive officers may be considered to have an interest in the Plan Amendment insofar as they are eligible participants in the Plan and may receive awards thereunder.

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ACTIONS AUTHORIZED AND APPROVED

The actions that were taken by the Company’s Board of Directors and by its Majority Holders were the authorization and approval of (i) the 20% and Minimum Price Issuance Consent and (ii) the Plan Amendment Consent, respectively.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of the Record Date by: (i) each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Common Stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person or any member of such group has the right to acquire within sixty (60) days. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares of common stock that such person or persons has the right to acquire within sixty (60) days of the Record Date are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares of common stock listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Callan JMB Inc., 244 Flightline Drive, Spring Branch, Texas 78070-6241.

Name	Amount and Nature of Beneficial Ownership	Percent of Class
Directors and Executive Officers
Wayne Williams(1)	2,377,468	42%
David Croyle, M.D.(2)	789,805	13.9%
Mark Meller	25,000	*
Liberty Duke	27,412	*
Gerald Dial	27,461	*
All Executive Officers & Directors as a Group	3,247,146	57.3%
5% or Greater Stockholders	*	*

*Represents beneficial ownership of less than 1%.

(1) Consists of (i) 2,250,000 shares of Common Stock owned and controlled directly and 127,468 shares owned beneficially over which the holder has voting power.

(2) Consists of (i) 750,000 shares of Common Stock owned and controlled directly and 39,805 shares owned beneficially over which the holder has voting power.

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Summary Compensation Table - Years Ended December 31, 2025 and 2024

The following table sets forth information concerning all cash and LLC distributions earned by or paid to our directors and executive officers.

Name and Principal Position	Year	Guaranteed Payments	Remuneration (1, 2, 3)	Bonus	Stock Awards (5, 6)	Option Awards (5) (7)	Non-Equity Incentive Compensation Awards (6)	LLC Distributions (1)	Total
Wayne Williams, CEO, President and Chairman of the Board	2025	$-	$541,128	$-	$-	$454,000	$-	$-	$995,128
	2024	$25,000	$453,085	$-	$-	$-	$-	$2,496,191	$2,974,276
David J. Croyle, M.D., Chief Medical Officer	2025	$-	$87,692	$-	$-	$-	$-	$-	$87,692
	2024	$-	$-	$-	$-	$-	$-	$832,063	$832,063
Eric Kash, Former Executive Vice President and Director (2)	2025	$-	$208,419	$-	$-	$681,000	$-	$-	$889,419
	2024	$-	$102,885	$-	$-	$-	$-	$-	$102,885
Christopher Shields, Interim Chief Financial Officer (4)	2025	$-	$150,236	$-	$-	$-	$-	$-	$150,236
	2024	$-	$-	$-	$-	$-	$-	$-	$-
Jeffrey Applemen, Former Chief Financial Officer (3)	2025	$-	$57,539	$-	$-	$89,775	$-	$-	$147,314
	2024	$-	$171,739	$-	$-	$-	$-	$-	$171,739

(1)	Compensation calculated for the reorganization of Coldchain Technology Services, LLC, and any/all earlier compensations and proceeds received by the then members of the limited liability entity.
(2)	Prior to their employment, Mr. Kash received $17,000 for consulting services provided to the Company during and for the year ended December 31, 2024. Mr. Kash resigned from his position on June 5, 2026.
(3)	Prior to their employment, Mr. Appleman received $171,739 for consulting services provided to the Company during the year ended December 31, 2024. Mr. Appleman employment was terminated by the Company on May 13, 2025. All unvested options were forfeited upon termination.
(4)	Mr. Shields was appointed as interim CFO on December 1, 2025 until a permanent Chief Financial Officer is appointed. He is also serving as the Company’s Senior Vice President (Governmental Affairs) since April 15, 2025.
(5)	The dollar amount for stock awards and option awards is the aggregate grant date fair value of awards granted during the year computed for financial statement reporting purposes in accordance with ASC 718.
(6)	This includes stock awards containing a performance-based vesting condition, wherein the dollar amount reflects the value of the award at the grant date based on the probable outcome of the performance conditions and is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC 718
(7)	Subsequent to December 31, 2025, the Company granted 100,000 stock options subject to certain vesting conditions to its key executive in accordance with his employment agreement.

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Employment Agreements

Wayne Williams, Chief Executive Officer, President, and Chairman of the Board

On October 15, 2024, (the “Effective Date”) we entered into an employment agreement (as amended as of October 24, 2024, the “CEO Agreement”) with Wayne Williams pursuant to which Mr. Williams has agreed to serve as the Chief Executive Officer of the Company. The term of the CEO Agreement (the “Term”) commenced on the Effective Date and shall continue until the second (2nd) anniversary thereof (the “Initial Term”), unless terminated earlier pursuant to the terms of the CEO Agreement; provided that, on such second (2nd) anniversary of the Effective Date and each one (1) year annual anniversary thereafter (such date and each annual anniversary thereof, a “Renewal Date”), the CEO Agreement shall be deemed to be automatically extended, upon the same terms and conditions, for successive periods of one (1) year (each “Renewal Term”), unless either party provides written notice of its intention not to extend the term of the CEO Agreement at least 90 days prior to the applicable Renewal Date.

For services performed by Mr. Williams under the CEO Agreement, the Company has agreed to pay Mr. Williams an annual base salary during the Initial Term of $500,000, subject to the recommendation of the Compensation Committee and approval of the Board (with Mr. Williams recusing himself from such vote) (the “Base Salary”). During the remainder of the Term, the Base Salary shall be reviewed by the Compensation Committee and/or the Board each year, and the Board may, from time to time, increase such Base Salary.

For each fiscal year of the Company during the Term, the Company shall afford Mr. Williams the opportunity to earn an incentive bonus equal to forty percent (40%) of the Base Salary for such fiscal year and shall be payable to the extent the applicable performance goals are achieved (which goals and payment matrices shall be set by the Compensation Committee of the Board in its discretion). Also, during the Term, Mr. Williams received 200,000 options to purchase the Company’s common stock with an exercise price equal to the price of our common stock at our initial public offering. Such options shall vest quarterly over a 24- month period starting 3 months after the closing of this offering.

In addition to the foregoing, Mr. Williams is entitled to receive the following equity awards if the specified milestones are achieved:

50,000 shares of the Company’s common stock upon the closing of each acquisition after the closing of our initial public offering;

125,000 shares of the Company’s common stock upon the Company achieving a first-time market valuation of $75 million or more;

125,000 shares of the Company’s common stock upon the Company achieving a first-time market valuation of $150 million or more;

50,000 shares of the Company’s common stock upon the Company achieving a positive EBITDA for the first time in any full calendar year; and

125,000 shares of the Company’s common stock upon the Company achieving an EBITDA of $10 million for the first time in a full calendar year.

The amount and terms of any other long-term incentive awards awarded to Mr. Williams shall be set by the Compensation Committee in its discretion.

During the Term, if (i) a Change in Control has occurred, Mr. Williams shall be paid a bonus (the “Change in Control Transaction Bonus”), in cash, equal to two (2) times the Base Salary as in effect immediately before such Change in Control. If applicable, the Change in Control Transaction Bonus shall be paid in a lump sum within fifteen (15) days after the consummation of such Change in Control and the following certification by the Board of the occurrence of such Change in Control.

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“Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)	A transaction or series of transactions (other than an offering of common stock to the general public through a registration statement filed by the Company with the Securities and Exchange Commission) whereby any “Person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, any benefit plan maintained by the Company or any of its subsidiaries or a “Person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13(d)(3) under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition;

(ii)	The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions:

(A)	which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the Person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such Person, the “Successor Entity”) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(B)	after which no Person or group beneficially owns voting securities representing fifty percent (50%) or more of the combined voting power of the Successor Entity; provided, however, that no Person or group shall be treated as beneficially owning fifty percent (50%) or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

The Agreement is automatically terminated upon the death of Mr. Williams. The Company may also terminate the Agreement due to the disability of Mr. Williams or with or without “Cause.” Mr. Williams may also terminate the Agreement with or without “Good Reason.”

“Cause” means the occurrence of one or more of the following events:

(i)	Mr. Williams’ continued refusal or failure to perform (other than by reason of disability) his material duties and responsibilities to Company if such refusal or failure is not cured within thirty (30) days following written notice of such refusal or failure by Company to Mr. Williams, or his continued refusal or failure to follow any reasonable lawful direction of the Board if such refusal or failure is not cured within thirty (30) days following written notice of such refusal or failure by Company to Mr. Williams;

(ii)	willful, grossly negligent or unlawful misconduct by Mr. Williams which causes material harm to Company or its reputation;

(iii)	the Company is directed in writing by regulatory or governmental authorities to terminate the employment of Mr. Williams or Mr. William engages in activities that: (i) are not approved or authorized by the Board, and (ii) cause actions to be taken by regulatory or governmental authorities that have a material adverse effect on Company; or

(iv)	a conviction, plea of guilty, or plea of nolo contendere by Mr. Williams, of or with respect to a criminal offense which is a felony or other crime involving dishonesty, disloyalty, fraud, embezzlement, theft, or similar action(s) (including, without limitation, acceptance of bribes, kickbacks or self-dealing), or the material breach of Mr. Williams fiduciary duties with respect to Company.

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“Good Reason” means, without Mr. Williams’ express written consent: (i) a material reduction in the Base Salary, then in effect, except a material diminution generally affecting all of the members of the Company’s management, (ii) a material reduction in job title, position or responsibility, (iii) a material breach of any term or condition contained in the CEO Agreement, or (iv) a relocation of Mr. Williams’ principal worksite that is more than fifty (50) miles from Mr. Williams’ principal worksite as of the Effective Date. However, none of the foregoing events or conditions will constitute “Good Reason” unless (i) Mr. Williams provides Company with written notice of the existence of Good Reason within ninety (90) days following the occurrence thereof, (ii) Company does not reverse or otherwise cure the event or condition within thirty (30) days of receiving that written notice, and (iii) Mr. Williams resigns Mr. Williams’ employment within thirty (30) days following the expiration of that cure period.

If the Company terminates the CEO Agreement for Cause, Mr. Williams will receive Mr. Williams’ earned but unpaid Base Salary and unreimbursed expenses. Except as provided herein, the Company will have no further obligation to Mr. Williams upon the termination of Mr. Williams’ employment.

In the event of a termination of Mr. Williams’ employment without Cause, in addition to the Final Compensation, Mr. Williams shall receive:

(1)	continuation of the Base Salary, at the rate in effect as of the date immediately preceding the date of termination, until the earlier of: (x) the Term end date and (y) the first anniversary of the date of termination (provided, however, if the date of termination is after the first anniversary of the Effective Date, the period pursuant to this subsection shall be eighteen (18) months after the date of termination);

(2)	if the date of termination occurs after the end of a calendar year but prior to the date on which a Bonus under the Agreement, the Bonus; and

(3)	payment of a pro-rata portion of the amount of the Bonus for the year in which termination occurs that would have been payable based on actual performance determined under the terms of the Bonus as then in effect for such year.

If Mr. Williams terminates the CEO Agreement other than for Good Reason, Mr. Williams will receive Mr. Williams’ earned but unpaid Base Salary and unreimbursed expenses.

Christopher Shields, Interim Chief Financial Officer and Senior Vice President (Governmental Affairs)

Effective as of December 1, 2025, the Callan JMB Inc., a Nevada corporation (the “Company”) appointed Christopher Shields, the Company’s Senior Vice President (Governmental Affairs), to serve as Interim Chief Financial Officer until a permanent Chief Financial Officer is appointed. Mr. Shields, age 57, has served as the Company’s Senior Vice President (Governmental Affairs), since April 15, 2025, pursuant to the employment agreement, dated March 15, 2025 (the “Employment Agreement”).

The Company has not yet determined any changes to Mr. Shields’s compensation as a result of his appointment as Interim Chief Financial Officer, and Mr. Shields shall continue to perform his services as disclosed in the Employment Agreement in addition to the current services, at an annual base salary of (i) $230,000 for the period from January 1, 2026, through December 31, 2026 and (ii) $260,000 for the period from January 1, 2027 through December 31, 2027 (the “Base Salary”). During the remainder of the Term, the Base Salary shall be reviewed by the Compensation Committee of the Board of Directors of the Company (the “Board”) and/or the Board each year, and the Board may, from time to time, increase such Base Salary. The Company also affords Mr. Shields the opportunity to earn an incentive bonus equal to thirty percent (30%) of the Base Salary for such fiscal year, payable to the extent the applicable performance goals are achieved (which goals and payment matrices set by the Compensation Committee of the Board in its discretion). Also, Mr. Shields received 100,000 options to purchase the Company’s common stock. Such options vest quarterly over a 24- month period starting 3 months from the effective date of the Employment Agreement.

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David J. Croyle, M.D., Chief Medical Officer

On October 1, 2024, we entered into an employment agreement (as amended on October 24, 2024, the “CMO Agreement”) with Dr. David Croyle pursuant to which Dr. Croyle has agreed to serve as the Chief Medical Officer of the Company. The term of the CMO Agreement (the “Term”) commenced on the closing of our initial public offering and is to continue until the second (2nd) anniversary thereof (the “Initial Term”), unless terminated earlier pursuant to the terms of the CMO Agreement; provided that, on such second (2nd) anniversary of the Effective Date and each one (1) year annual anniversary thereafter (such date and each annual anniversary thereof, a “Renewal Date”), the CMO Agreement shall be deemed to be automatically extended, upon the same terms and conditions, for successive periods of one (1) year (each “Renewal Term”), unless either party provides written notice of its intention not to extend the term of the Agreement at least 90 days prior to the applicable Renewal Date.

For services performed by Dr. Croyle under the CMO Agreement, the Company has agreed to pay Dr. Croyle an annual base salary of (i) $100,000 for the period from the closing of our initial public offering through December 31, 2025, (ii) $130,000 for the period from January 1, 2026, through December 31, 2026, and (iii) $160,000 for the period from January 1, 2027 through December 31, 2027 (the “Base Salary”). During the remainder of the Term, the Base Salary shall be reviewed by the Compensation Committee and/or the Board each year, and the Board may, from time to time, increase such Base Salary.

For each fiscal year of the Company during the Term, the Company shall afford Dr. Croyle the opportunity to earn an incentive bonus equal to thirty percent (30%) of the Base Salary for such fiscal year and shall be payable to the extent the applicable performance goals are achieved (which goals and payment matrices shall be set by the Compensation Committee of the Board in its discretion). The amount and terms of any other long-term incentive awards awarded to Dr. Croyle shall be set by the Compensation Committee in its discretion.

During the Term, if a Change in Control occurs, and on, or at any time during the 24-month period following such Change in Control (i) the Company terminates Dr. Croyle’s employment for any reason other than Cause or disability or (ii) Dr. Croyle terminates his employment for Good Reason, Dr. Croyle will be entitled to receive as a severance payment an amount equal to two times the sum of his then effective Base Salary and full bonus calculated as if all performance goals had been achieved.

The terms “Change in Control”, “Cause” and “Good Reason” have the same meanings as described above in the summary of Mr. Williams employment agreement. Terms otherwise relating to the termination of Dr. Croyle’s employment are substantially the same as those described in the summary of Mr. William’s employment agreement.

Michael Reger- Potential Director and Co- Chief Executive Officer

Mr. Reger is 50 years old and has extensive experience in the energy industry. He was a founder of Northern Oil and Gas, Inc. (NYSE:NOG) and served as its Chairman, Chief Executive Officer and President from 2006 through August, 2019. Mr. Reger has served as Chairman Emeritus of Northern Oil since 2019. He founded the Seller in June 2026 and has been its chief executive officer since then. Mr. Reger holds a Bachelor of Arts and an MBA from the University of St. Thomas in St. Paul, Minnesota. Given his extensive experience in the oil and gas industry the Company believes him to be eminently qualified to join the Board and join the Company as Co-Chief Executve Officer with the primary responsibility of managing the Company’s energy business.

The Company and Mr. Reger will enter into an employment agreement, but the terms of that agreement have not yet been negotiated. Once such an agreement is finalized it will filed as an Exhibit to a Company report on Form 8-K.

Mr. Reger does not own directly or beneficially any equity securities of the Company.

Equity Compensation

Our executive officers may be granted options or other equity awards under our 2024 Equity Incentive Plans to purchase shares of our common stock from time to time as approved by our board of directors.

Employee Benefits and Perquisites

Our executive officers are entitled to reimbursement for all expenses reasonably incurred in connection with the performance of their duties as executive officers of the Company.

Retirement Plans

We have not maintained, and do not currently maintain, a defined benefit pension plan, nonqualified deferred compensation plan or other retirement benefits.

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Equity-Based Incentive Awards

The following table lists outstanding equity awards held by our NEOs as of December 31, 2025.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options # Exercisable	Number of Securities Underlying Unexercised Options # Unexercisable	Options Exercise Price ($)	Options Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units Or Other Rights that Have not Vested (#)	Equity Inventive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have not Vested ($)
Wayne Williams	2/5/2025	75,000	125,000	$4.00	2/5/2035
	2/5/2025					250,000	$8,875	225,000	$-
Eric Kash (1)	2/5/2025	112,500	187,500	$4.00	2/5/2035
Jeffrey Appleman	2/5/2025	37,500	(2)	$4.00	2/5/2035

(1)	Mr. Kash resigned from his position on June 5, 2026.
(2)	Mr. Appleman’s employment was terminated by the Company on May 13, 2025.

We had no outstanding equity awards as of the year ended December 31, 2024.

Equity Benefit Plans

The principal features of our equity plans are summarized below. These summaries are qualified in their entirety by reference to the actual text of the plans.

On October 25, 2024, our Board and our stockholders approved our Callan JMB Inc. 2024 Equity Incentive Plan (the “2024 Plan”). The 2024 Plan governs equity awards to our employees, directors, officers, consultants, and other eligible participants. Initially, the maximum number of shares of our common stock that may be subject to awards under the 2024 Plan is 1,500,000. The maximum number of shares that are subject to awards under the 2024 is subject to an annual increase equal to the lesser of (i) 500,000 shares of our common stock; (ii) a number of shares of our common stock equal to 4% of the prior year’s maximum number or (iii) such number of shares of our common stock as determined by the 2024 Plan administrator. The 2024 Plan became effective with the completion of our initial public offering.

The purpose of the 2024 Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants, and to promote the success of the Company’s business. The administrator of the 2024 Plan may, in its sole discretion, amend, alter, suspend or terminate the 2024 Plan, or any part thereof, at any time and for any reason. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with legal and regulatory requirements relating to the administration of equity-based awards. Unless earlier terminated by the administrator, the 2024 Plan will terminate ten years from the date it is adopted by our Board.

Authorized Shares

Initially, the maximum number of shares of our common stock that may be subject to awards under the 2024 Plan is 1,500,000. The maximum number of shares that are subject to awards under the 2024 Plan is subject to an annual increase equal to the lesser of (i) 500,000 shares of our common stock; (ii) a number of shares of our common stock equal to 4% of the prior year’s maximum number or (iii) such number of shares of our common stock as determined by the 2024 Plan administrator.

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Additionally, if any award issued pursuant to the 2024 Plan expires or becomes un-exercisable without having been exercised in full, is surrendered pursuant to an exchange program, as provided in the 2024 Plan, or, with respect to restricted stock, restricted stock units (“RSUs”), performance units or performance shares, is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased shares (or for awards other than stock options or stock appreciation rights the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the 2024 Plan (unless the 2024 Plan has terminated). With respect to stock appreciation rights, only shares actually issued pursuant to a stock appreciation right will cease to be available under the 2024 Plan; all remaining shares under stock appreciation rights will remain available for future grant or sale under the 2024 Plan (unless the 2024 Plan has terminated). Shares that have actually been issued under the 2024 Plan under any award will not be returned to the 2024 Plan and will not become available for future distribution under the 2024 Plan; provided, however, that if shares issued pursuant to awards of restricted stock, restricted stock units, performance shares or performance units are repurchased by the Company or are forfeited to the Company due to the failure to vest, such shares will become available for future grant under the 2024 Plan. Shares used to pay the exercise price of an award or to satisfy the tax withholdings related to an award will become available for future grant or sale under the 2024 Plan. To the extent an award under the 2024 Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the 2024 Plan. Notwithstanding the foregoing and, subject to adjustment as provided in the 2024 Plan, the maximum number of shares that may be issued upon the exercise of incentive stock options will equal the aggregate share number stated above, plus, to the extent allowable under Section 422 of the Code and regulations promulgated thereunder, any shares that become available for issuance under the 2024 Plan in accordance with the foregoing.

Plan Administration

One or more committees appointed by our Board will administer the 2024 Plan. Initially, the Compensation Committee shall administer the 2024 Plan. In addition, if the Company determines it is desirable to qualify transactions under the 2024 Plan as exempt under Rule 16b-3 of the Exchange Act, such transactions will be structured with the intent that they satisfy the requirements for exemption under Rule 16b-3. Subject to the provisions of the 2024 Plan, the administrator has the power to administer the 2024 Plan and make all determinations deemed necessary or advisable for administering the 2024 Plan, including the power to determine the fair market value of the Company’s common stock, select the service providers to whom awards may be granted, determine the number of shares covered by each award, approve forms of award agreements for use under the 2024 Plan, determine the terms and conditions of awards (including the exercise price, the time or times at which the awards may be exercised, any vesting acceleration or waiver or forfeiture restrictions and any restriction or limitation regarding any award or the shares relating thereto), construe and interpret the terms of the 2024 Plan and awards granted under it, prescribe, amend and rescind rules relating to the 2024 Plan, rules and regulations relating to sub-plans established for the purpose of facilitating compliance with applicable non-U.S. laws, easing the administration of the 2024 Plan and/or for qualifying for favorable tax treatment under applicable non-U.S. laws, in each case as the administrator may deem necessary or advisable and modify or amend each award (subject to the provisions of the 2024 Plan), including the discretionary authority to extend the post-termination exercisability period of awards and to extend the maximum term of an option or stock appreciation right (subject to the provisions of the 2024 Plan), to allow participants to satisfy withholding tax obligations in a manner permissible under the 2024 Plan, to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an award previously granted by the administrator and to allow a participant to defer the receipt of payment of cash or the delivery of shares that would otherwise be due to such participant under an award. The administrator also has the authority to allow participants the opportunity to transfer outstanding awards to a financial institution or other person or entity selected by the administrator and to institute an exchange program by which outstanding awards may be surrendered or cancelled in exchange for awards of the same type which may have a higher or lower exercise price or different terms, awards of a different type or cash, or by which the exercise price of an outstanding award is increased or reduced. The administrator’s decisions, interpretations and other actions are final and binding on all participants.

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Eligibility

Awards under the 2024 Plan, other than incentive stock options, may be granted to employees (including officers and directors) of the Company or a parent or subsidiary, members of our Board, or consultants engaged to render bona fide services to the Company or a parent or subsidiary. Incentive stock options may be granted only to employees of the Company or a subsidiary, provided the services (a) are not in connection with the offer or sale of securities in a capital-raising transaction, and (b) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

Stock Options

Stock options may be granted under the 2024 Plan. The exercise price of options granted under the 2024 Plan generally must at least be equal to the fair market value of the Company’s common stock on the date of grant. The term of each option will be as stated in the applicable award agreement; provided, however, that the term may be no more than 10 years from the date of grant. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, shares or other property acceptable to the administrator, as well as other types of consideration permitted by applicable law. After the termination of service of an employee, director, or consultant, they may exercise their option for the period of time stated in their option agreement. In the absence of a specified time in an award agreement, if termination is due to death or disability, the option will remain exercisable for six months. In all other cases, in the absence of a specified time in an award agreement, the option will remain exercisable for three months following the termination of service. An option may not be exercised later than the expiration of its term. Subject to the provisions of the 2024 Plan, the administrator determines the other terms of options.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2024 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of the Company’s common stock between the exercise date and the date of grant. Stock appreciation rights may not have a term exceeding 10 years. After the termination of the service of an employee, director or consultant, they may exercise their stock appreciation right for the period of time stated in their stock appreciation right agreement. In the absence of a specified time in an award agreement, if termination is due to death or disability, the stock appreciation rights will remain exercisable for six months. In all other cases, in the absence of a specified time in an award agreement, the stock appreciation rights will remain exercisable for three months following the termination of service. However, in no event may a stock appreciation right be exercised later than the expiration of its term. Subject to the provisions of the 2024 Plan, the administrator determines the other terms of stock appreciation rights, including when such rights become exercisable and whether to pay any increased appreciation in cash or with shares of the Company’s common stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant.

Restricted Stock

Restricted stock may be granted under the 2024 Plan. Restricted stock awards are grants of shares of the Company’s common stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, director, or consultant and, subject to the provisions of the 2024 Plan, will determine the terms and conditions of such awards. The administrator may impose whatever conditions to vesting it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to the Company); provided, however, that the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting and dividend rights with respect to such shares upon grant without regard to vesting unless the administrator provides otherwise. Shares of restricted stock that do not vest are subject to the Company’s right of repurchase or forfeiture.

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Restricted Stock Units

RSUs may be granted under the 2024 Plan. RSUs are bookkeeping entries representing an amount equal to the fair market value of one share of the Company’s common stock. Subject to the provisions of the 2024 Plan, the administrator determines the terms and conditions of RSUs, including the vesting criteria and the form and timing of payment. The administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit or individual goals (including continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion. The administrator, in its sole discretion, may pay earned RSUs in the form of cash, in shares of the Company’s common stock or in some combination thereof. Notwithstanding the foregoing, the administrator, in its sole discretion, may accelerate the time at which any vesting requirements will be deemed satisfied.

Performance Awards

Performance awards may be granted under the 2024 Plan. Performance awards are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The administrator will set objectives or vesting provisions, that, depending on the extent to which they are met, will determine the value of the payout for the performance awards. The administrator may set vesting criteria based on the achievement of company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the administrator in its discretion. Each performance award’s threshold, target, and maximum payout values are established by the administrator on or before the grant date. After the grant of a performance award, the administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance award. The administrator, in its sole discretion, may pay earned performance awards in the form of cash, in shares, or in some combination thereof.

Non-Employee Directors

The 2024 Plan provides that all non-employee directors will be eligible to receive all types of awards (except for incentive stock options) under the 2024 Plan. The 2024 Plan includes a maximum limit of $100,000 of equity awards that may be granted to a non-employee director in any fiscal year, increased to $200,000 in connection with his or her initial service. For purposes of this limitation, the value of equity awards is based on the grant date fair value (determined in accordance with GAAP). Any equity awards granted to a person for their services as an employee, or for their services as a consultant (other than as a non-employee director), will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to the Company’s non-employee directors.

Non-transferability of Awards

Unless the administrator provides otherwise, the 2024 Plan generally does not allow for the transfer of awards other than by will or by the laws of descent and distribution and only the recipient of an award may exercise an award during their lifetime. If the administrator makes an award transferable, such award will contain such additional terms and conditions as the administrator deems appropriate.

Certain Adjustments

In the event of certain changes in the Company’s capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the 2024 Plan, the administrator will adjust the number and class of shares that may be delivered under the 2024 Plan or the number, and price of shares covered by each outstanding award and the numerical share limits set forth in the 2024 Plan.

Dissolution or Liquidation

In the event of the Company’s proposed liquidation or dissolution, the administrator will notify participants as soon as practicable, and all awards will terminate immediately prior to the consummation of such proposed transaction.

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Merger or Change in Control

The 2024 Plan provides that in the event of the Company’s merger with or into another corporation or entity or a “change in control” (as defined in the 2024 Plan), each outstanding award will be treated as the administrator determines, including, without limitation, that (i) awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a participant, that the participant’s awards will terminate upon or immediately prior to the consummation of such merger or change in control; (iii) outstanding awards will vest and become exercisable, realizable or payable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon consummation of such merger or change in control and, to the extent the administrator determines, terminate upon or immediately prior to the effectiveness of such merger or change in control; (iv) (A) the termination of an award in exchange for an amount of cash or property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the administrator determines in good faith that no amount would have been attained upon the exercise of such award or realization of the participant’s rights, then such award may be terminated by the Company without payment) or (B) the replacement of such award with other rights or property selected by the administrator in its sole discretion; or (v) any combination of the foregoing. The administrator will not be obligated to treat all awards, all awards a participant holds, or all awards of the same type, similarly. In the event that awards (or portion thereof) are not assumed or substituted for in the event of a merger or change in control, the participant will fully vest in and have the right to exercise all of their outstanding options and stock appreciation rights, including shares as to which such awards would not otherwise be vested or exercisable, all restrictions on restricted stock and RSUs or performance awards will lapse and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, in all cases, unless specifically provided otherwise under the applicable award agreement or other written agreement between the participant and the Company or any of the Company’s subsidiaries or parents, as applicable. If an option or stock appreciation right is not assumed or substituted in the event of a merger or change in control, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion and the vested option or stock appreciation right will terminate upon the expiration of such period.

For awards granted to an outside director, the outside director will fully vest in and have the right to exercise options and/or stock appreciation rights as to all of the shares underlying such award, including those shares which would not be vested or exercisable, all restrictions on restricted stock and RSUs will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable award agreement or other written agreement between the participant and the Company or any of its subsidiaries or parents, as applicable.

Clawback

Awards will be subject to any Company clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable laws. The administrator also may specify in an award agreement that the participant’s rights, payments, or benefits with respect to an award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events. The administrator may require a participant to forfeit, return or reimburse the Company all or a portion of the award or shares issued under the award, any amounts paid under the award and any payments or proceeds paid or provided upon disposition of the shares issued under the award in order to comply with such clawback policy or applicable laws.

Amendment and Termination

The administrator has the authority to amend, suspend or terminate the 2024 Plan provided such action does not impair the existing rights of any participant. The 2024 Plan automatically will terminate on October 25, 2034, unless it is terminated sooner.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is ClearTrust, LLC with its business address at 16540 Point Village Drive, Lutz, Florida 33558.

18

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. The Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to

Callan JMB Inc.

244 Flightline Drive. Spring Branch, Texas 78070-6241

Telephone: (830) 438-0395

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company may request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of Common Stock held of record by them.

INCORPORATION BY REFERENCE

We are permitted to incorporate by reference certain information into this Information Statement. This means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this Information Statement. We hereby incorporate by reference our Annual Reports on Form 10-K for the fiscal years ended December 31, 2025 and December 31, 2024, filed with the SEC, respectively, on March 31, 2026 and March 28, 2025 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 14, 2026. The Company will furnish any such report to a stockholder that requests any thereof.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains statements not purely historical and which may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, including statements regarding our expectations, beliefs, future plans and strategies, anticipated events or trends concerning matters that are not historical facts or that necessarily depend upon future events. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential” and similar expressions. This Information Statement contains, among others, forward-looking statements based upon current expectations that involve numerous risks and uncertainties, including those described in our Annual Report on Form 10-K and in our other public filings.

Investors are cautioned that any such forward-looking statements are not guarantees of future performance, involve risks and uncertainties and that actual results may differ materially from those possible results discussed in the forward-looking statements as a result of various factors.

Do not place undue reliance on such forward-looking statements as they speak only as of the date they are made. Except as required by law, we assume no obligation to publicly update or revise any forward-looking statement even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file annual, quarterly, and special reports, proxy statements, and other information with the SEC. Our SEC filings are available to you on the SEC’s website at www.sec.gov. Documents we have filed with the SEC are also available on our website through the investors link at https://www.callanjmb.com. Information contained on our website does not constitute a part of this information statement and is not incorporated by reference herein.

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CONCLUSION

Any person, including any beneficial owner, to whom this Information Statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, as described above.

You should rely only on information contained in or referenced in this information statement. No persons have been authorized to give any information or to make any representations other than those contained in this information statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person.

THIS INFORMATION STATEMENT IS DATED AUGUST__, 2026. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS INFORMATION STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

This Information Statement is first being mailed or furnished to stockholders on or about August, 2026. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Common Stock.

This Information Statement is provided to the stockholders only for information purposes in connection with the Certificate of Amendment, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors:

Dated: August ___, 2026	Callan JMB Inc.

/s/ Wayne Williams
	Name:	Wayne Williams
	Title:	Chief Executive Officer, President, and Chairman of the Board

20

ANNEX A

Form of Certificate of Designation, Preferences, Rights and Limitations for the Series A Perpetual Convertible Preferred Stock]

CALLAN JMB INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS

Pursuant to Nevada Revised Statutes Section 78.1955

SERIES A PERPETUAL CONVERTIBLE PREFERRED STOCK

(Par Value $0.001 Per Share)

Callan JMB Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Nevada (the “NRS”), hereby certifies that, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the “Board”) by the Articles of Incorporation of the Corporation (as amended from time to time, the “Articles of Incorporation”), which authorizes the Board, by resolution, to provide for the issuance of up to 10,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), in one or more series, and to fix the designation, powers, preferences and relative, participating, optional and other special rights, if any, and the qualifications, limitations and restrictions thereof, and in accordance with the provisions of NRS Section 78.1955, the Board duly adopted the following resolution, which resolution remains in full force and effect on the date hereof:

RESOLVED, that pursuant to the authority granted to and vested in the Board, the Board hereby creates a new series of Preferred Stock designated “Series A Perpetual Convertible Preferred Stock,” consisting of 1,000 shares, and hereby fixes the powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of such series of Preferred Stock as set forth in this Certificate of Designation (this “Certificate of Designation”):

1. General.

(a) There is hereby created from the authorized shares of Preferred Stock of the Corporation a series of Preferred Stock designated as “Series A Perpetual Convertible Preferred Stock,” par value $0.001 per share (the “Series A Preferred Stock”), and the authorized number of shares of Series A Preferred Stock shall be 1,000. Each share of Series A Preferred Stock shall have a stated value of $10,000.00 (the “Stated Value”). Shares of Series A Preferred Stock that are purchased or otherwise acquired by the Corporation, or that are converted into shares of Common Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock, undesignated as to series.

(b) The Series A Preferred Stock, with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of the Corporation, ranks: (i) senior to all Junior Stock; (ii) on a parity with all Parity Stock; (iii) junior to all Senior Stock; and (iv) junior to existing and future indebtedness and liabilities of the Corporation.

(c) The Series A Preferred Stock has no maturity date. The Series A Preferred Stock is not redeemable at the option of the Corporation.

A-1

2. Definitions. As used herein, the following terms shall have the following meanings:

(a) “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such other Person.

(b) “Articles of Incorporation” shall have the meaning specified in the preamble.

(c) “Beneficial Ownership” shall have the meaning given such term in Rule 13d-3 under the Exchange Act, and a Person’s Beneficial Ownership of securities shall be calculated in accordance with the provisions of such Rule.

(d) “Board” shall mean the Board of Directors of the Corporation.

(e) “Business Day” shall mean any day other than Saturday, Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

(f) “Certificate of Designation” shall have the meaning specified in the preamble.

(g) “Common Stock” shall mean the common stock, par value $0.001 per share, of the Corporation.

(h) “Conversion Price” shall mean $2.10 per share of Common Stock, subject to adjustment pursuant to Section 7 hereof.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j) “Holder” shall mean a holder of record of shares of Series A Preferred Stock.

(k) “Initial Issue Date” shall mean the first date of original issuance of shares of the Series A Preferred Stock.

(l) “Junior Stock” shall mean the Common Stock and each other class or series of the Corporation’s capital stock established after the Initial Issue Date, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Series A Preferred Stock as to dividend rights or distribution rights upon the liquidation, winding-up or dissolution of the Corporation.

(m) “Initial Permitted Conversion Date” shall have the meaning specified in Section 6(a)(i).

(n) “Close of Business” shall mean 5:00 p.m., New York City time.

(o) “Closing Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded or, if the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date, as reported by OTC Markets Group Inc. or a similar organization, or, if that bid price is not available, the fair market price of the Common Stock (or other relevant capital stock or equity interest) on that date as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose with the prior consent of holders of a majority of the outstanding Series A Preferred Stock. The Closing Sale Price of any other security shall be determined in the same manner as set forth in this Section 2(o for the determination of the Closing Sale Price of the Common Stock.

A-2

(p) “Code” shall mean Internal Revenue Code of 1986, as amended.

(q) “NRS” means the Nevada Revised Statutes, as amended from time to time.

(r) “Ownership Limitation” shall mean 9.9% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Series A Preferred Stock.

(s) “Parity Stock” shall mean any class or series of the Corporation’s capital stock established after the Initial Issue Date, the terms of which expressly provide that such class or series will rank on parity with the Series A Preferred Stock as to dividend rights or distribution rights upon the liquidation, winding-up or dissolution of the Corporation.

(t) “Person” shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

(u) [Reserved]

(v) “Senior Stock” shall mean any class or series of the Corporation’s capital stock established after the Initial Issue Date, the terms of which expressly provide that such class or series will rank senior to the Series A Preferred Stock as to dividend rights or distribution rights upon the liquidation, winding-up or dissolution of the Corporation.

(w) “Stated Value” shall have the meaning specified in Section 1(a).

(x) “Trading Day” shall mean a day during which trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, Trading Day means a Business Day.

(y) “SEC” shall mean the Securities and Exchange Commission.

(z) “Securities Act” shall mean the Securities Act of 1933, as amended.

.

(aa) “Series A Preferred Stock” shall have the meaning specified in Section 1(a).

(bb) “Spin-Off shall have the meaning specified in Section 7(a)(iii).

3. Dividends.

The Series A Preferred Stock shall bear no dividends, and the Holders shall not be entitled to receive any dividends or other distributions with respect to the Series A Preferred Stock, whether or not declared by the Board. For the avoidance of doubt, the dividend rate on the Series A Preferred Stock is 0%.

A-3

4. Voting/Board Representation

(a) The Series A Preferred Stock shall not have any voting rights except as set forth in this Section 4 or as otherwise required by the NRS.

(b) So long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of the Holders of at least a majority of the shares of Series A Preferred Stock outstanding at the time, voting together as a single class:

(i) authorize or create, or increase the authorized amount of, any class or series of Senior Stock or Parity Stock, or reclassify any of the authorized capital stock of the Corporation into shares of Senior Stock or Parity Stock;

(ii) amend, alter or repeal the provisions of the Articles of Incorporation or this Certificate of Designation so as to adversely affect any right, preference, privilege or power of the Series A Preferred Stock; or

(iii) issue any additional shares of Series A Preferred Stock, other than the shares issued to the initial Holders on the Initial Issue Date.

(c) So long as any shares of Series A Preferred Stock remain outstanding, the Holders of a majority of the Stated Value of the Series A Preferred Stock, voting as a separate class, shall be entitled to appoint or nominate and elect two (2) members of the Board (the “Preferred Directors”). The Preferred Directors shall initially be designated by the Holders at or prior to the Initial Issue Date. Any vacancy in the position of a Preferred Director may be filled only by the vote of the Holders of a majority of the Stated Value of the Series A Preferred Stock.

5. Liquidation Preference.

(a) In the event of any liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, each Holder shall be entitled to receive, out of the assets of the Corporation legally available for distribution to its stockholders, after satisfaction of liabilities to the Corporation’s creditors and holders of shares of Senior Stock, but before any payment or distribution is made to holders of Junior Stock (including the Common Stock), an amount per share of Series A Preferred Stock equal to the Stated Value.

(b) Neither the sale, conveyance, exchange or transfer of all or substantially all the assets or business of the Corporation (other than in connection with the liquidation, winding-up or dissolution of the Corporation), nor the merger or consolidation of the Corporation into or with any other Person, shall be deemed to be a liquidation, winding-up or dissolution for the purposes of this Section 5.

(c) After the payment to the Holders of the full preferential amounts provided for in this Section 5, the Holders of Series A Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

A-4

(d) In the event the assets of the Corporation available for distribution to the Holders upon any liquidation, winding-up or dissolution of the Corporation shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to this Section 5, the Holders and any holders of Parity Stock shall share ratably in proportion to the respective full amounts to which they would otherwise be entitled.

6. Conversion.

(a) Optional Conversion by Holder.

(i) Commencing on the date that is six (6) months after the Initial Issue Date (the “Initial Permitted Conversion Date”) each Holder shall have the right to convert each share of such Holder’s Series A Preferred Stock into t fully paid and nonassessable shares of Common Stock equal to, and in exchange for, on a cashless basis, a reduction in Stated Value equal to the Conversion Price then in effect (the “Conversion Rate”) times the number of shares of Common Stock into which such Series A Preferred Stock is requested to be converted, plus cash in lieu of fractional shares as set out in Section 9.

(ii) Notwithstanding anything herein to the contrary, a Holder shall not have the right to convert any shares of Series A Preferred Stock to the extent that, after giving effect to such conversion, such Holder (together with such Holder’s Affiliates and any other Persons acting as a group together with such Holder or any of such Holder’s Affiliates) would beneficially own in excess of the Ownership Limitation. For purposes of this Section 6(a)(ii), Beneficial Ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. Upon the written request of a Holder, the Corporation shall promptly confirm to such Holder the number of shares of Common Stock then outstanding.

(iii) In order to convert shares of Series A Preferred Stock into shares of Common Stock, the Holder must deliver a written notice of conversion to the Corporation in the form attached hereto as Exhibit A, specifying the number of shares of Series A Preferred Stock to be converted. The date of receipt of such notice by the Corporation shall be the “Conversion Date”.

(iv) After any conversion, shares of Common Stock issuable upon such conversion shall be issued and delivered to the Holder within two (2) Trading Days after the related Conversion Date. From and after the Conversion Date, the converted shares of Series A Preferred Stock shall no longer be deemed outstanding, and all rights of the Holder with respect to such converted shares shall cease and terminate, except the right to receive the shares of Common Stock issuable upon such conversion.

7. Anti-Dilution Adjustments.

(a) The Conversion Price shall be adjusted, without duplication, upon the occurrence of any of the following events:

(i) If the Corporation effects a stock split, stock dividend, stock combination, reclassification or similar event with respect to the Common Stock, then the Conversion Price shall be proportionately adjusted such that the Holder shall be entitled to receive, upon conversion of the Series A Preferred Stock, the same number of shares of Common Stock (adjusted for such event) as the Holder would have been entitled to receive immediately prior to such event.

A-5

OS1 / OS0

where,

OS0	= the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Record Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share subdivision or share combination, as the case may be; and

OS1	= the number of shares of Common Stock outstanding immediately after, and solely as a result of, giving effect to such dividend or distribution, or such share subdivision or share combination, as the case may be.

Any adjustment made under this Section 7(a)(i) shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share subdivision or share combination, as the case may be. If any dividend, distribution, share subdivision or share combination of the type described in this Section 7(a)(i) is declared but not so paid or made, the Conversion Price shall be immediately readjusted, effective as of the earlier of (A) the date the Board determines not to pay or make such dividend, distribution, subdivision or combination and (B) the date the dividend or distribution was to be paid or the date the subdivision or combination was to have been effective, to the Conversion Price that would then be in effect if such dividend, distribution, subdivision or combination had not been declared.

The Corporation shall not pay any dividend or make any distribution on shares of Common Stock held in treasury.

(ii)If the Corporation distributes to all holders of its Common Stock any rights, options or warrants entitling them to purchase or subscribe for shares of Common Stock at a price per share that is less than the average of the Closing Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date of such distribution, the Conversion Price in effect immediately following the close of business on the Record Date for such distribution shall be divided by the following fraction:

OS0 + X
OS0 + Y

where,

OS0	= the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Record Date for such distribution;

X	= the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	= the number of shares of Common Stock equal to the quotient of (A) the aggregate price payable to exercise such rights, options or warrants and (B) the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date of such distribution.

A-6

Any decrease to the Conversion Rate made under this Section 7(a)(ii) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Close of Business on the Record Date for such distribution. To the extent that shares of Common Stock are not issued prior to the expiration or termination of such rights, options or warrants, the Conversion Price shall be increased, effective as of the date of such expiration, to the Conversion Price that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Price shall be increased, effective as of the earlier of (A) the date the Board determines not to make such distribution and (B) the date such rights, options or warrants were to have been issued, to be the Conversion Price that would then be in effect if such Record Date for such distribution had not occurred. If such rights, options or warrants are only exercisable upon the occurrence of certain triggering events, then the Conversion Price shall not be adjusted until the triggering events occur.

For purposes of this Section 7(a)(ii), in determining the aggregate price payable to exercise any such rights, options or warrants there shall be taken into account any consideration received by the Corporation for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board.

(iii) If the Corporation distributes shares of its capital stock, evidences of its indebtedness or other assets, securities or property of the Corporation or rights, options or warrants to acquire its capital stock or other securities, to all holders of Common Stock, excluding (A) dividends, distributions, rights, options, warrants or other issuances as to which an adjustment was effected pursuant to Section 7a)(i) or Section 7(a)(ii), (B) rights issued to all holders of Common Stock pursuant to a rights plan, where such rights are not presently exercisable, trade with Common Stock and the plan provides that Holders will receive such rights along with any Common Stock received upon conversion of the Series A Preferred Stock, (C) dividends or distributions paid exclusively in cash, (D) any dividends and distributions in connection with any recapitalization, reclassification, change, consolidation, merger or other combination, share exchange, or sale, lease or other transfer or disposition resulting in the change in the conversion consideration as described in Section 7(b) and (E) Spin-Offs as to which the provisions set forth below in the last two paragraphs of this Section 7(a)(iii) shall apply, then the Conversion Price in effect immediately following the close of business on the Record Date for such distribution shall be divided by the following fraction:

SP0
SP0 - FMV

where,

SP0	= Closing Sale Price per share of the Common Stock on the Trading Day immediately preceding the Ex-Date for such distribution; and

FMV	= the fair market value as of the Record Date for such distribution (as determined in good faith by the Board) of the shares of the Corporation’s capital stock (other than Common Stock), evidences of indebtedness, assets, securities, property, rights, options or warrants distributed with respect to each outstanding share of Common Stock.

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Any decrease to the Conversion Price made under the portion of this Section 7(a)(iii) above shall become effective immediately after the Close of Business on the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Price shall be increased, effective as of the earlier of (A) the date the Board determines not to pay the distribution and (B) the date such dividend or distribution was to have been paid, to be the Conversion Price that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), or if the difference is less than $1.00, in lieu of the foregoing increase, each Holder shall receive, for each share of Series A Preferred Stock held by it, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of the Corporation’s capital stock (other than Common Stock), evidences of indebtedness, or other assets, securities or property of the Corporation, or rights, options or warrants to acquire the Corporation’s capital stock or other securities that such Holder would have received if such Holder converted all of its shares of Series A Preferred Stock at the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for the distribution.

With respect to an adjustment pursuant to this Section 7(a)(iii) where there has been a payment of a dividend or other distribution on the Common Stock consisting solely of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of the Corporation where such capital stock or similar equity interest is, or will be when issued, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Price shall be adjusted immediately after the Close of Business on the 10th Trading Day immediately following, and including, the Ex-Date for the Spin-off by dividing the Conversion Price in effect immediately prior to the Close of Business on such 10th Trading Day by the following fraction:

FMV + MP0
MP0

where,

FMV	= the average of the Closing Sale Prices of the capital stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock over the 10 consecutive Trading Day period immediately following, and including, the Ex-Date for the Spin-Off; and

MP0	= the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period immediately following, and including, the Ex-Date for the Spin-Off.

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The adjustment to the Conversion Price under the preceding paragraph shall become effective at the Close of Business on the 10th Trading Day immediately following, and including, the Ex-Date for the Spin-Off; provided that, for purposes of determining the Conversion Price in respect of any conversion during the 10 Trading Days following, and including, the Ex-Date of any Spin-Off, references to “10 consecutive Trading Days” within the portion of this Section 7(a)(iii) related to Spin-Offs shall be deemed to be replaced with such lesser number of consecutive Trading Days as have elapsed between the Ex-Date of such Spin-Off and the relevant Conversion Date.

(iv) If the Corporation or any of its subsidiaries make a payment in respect of a tender or exchange offer for Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Price shall be adjusted immediately after the Close of Business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date by dividing the Conversion Price in effect immediately prior to the Close of Business on such last Trading Day of the 10 consecutive Trading Day period by the following fraction:

AC + (SP1 x OS1)
SP1 x OS0

where,

AC	= the aggregate value of all cash and any other consideration (as determined in good faith by the Board) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	= the number of shares of Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	= the number of shares of Common Stock outstanding immediately after the Expiration Date (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1	= the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

(b) In the case of any recapitalization, reclassification or change of the Common Stock, any consolidation, merger or statutory share exchange involving the Corporation, or any sale, lease or other transfer of all or substantially all of the assets of the Corporation, in each case as a result of which the Common Stock is converted into, or exchanged for, stock, other securities, cash or other property, then each share of Series A Preferred Stock outstanding immediately prior to such transaction shall thereafter be convertible into the kind and amount of stock, other securities, cash or other property that a holder of a number of shares of Common Stock equal to the Conversion Rate would have owned or been entitled to receive upon such transaction, and the Corporation shall not effect any such transaction unless the resulting, surviving or acquiring Person expressly assumes in writing the obligations of the Corporation under this Certificate of Designation.

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(c) Upon any decrease in the Conversion Price, the Corporation promptly shall deliver to each Holder a certificate signed by an Officer of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated, and specifying the increased Conversion Price then in effect following such adjustment.

(d) No adjustment to the Conversion Price shall be made if it results in a Conversion Price that is less than the par value (if any) of the Common Stock.

8. No Fractional Shares. No fractional shares of Common Stock will be delivered to the Holders upon conversion. In lieu of fractional shares otherwise issuable, the Holders will be entitled to receive an amount in cash equal to the fraction of a share of Common Stock multiplied by the closing sale price of the Common Stock on the Trading Day immediately preceding the applicable Conversion Date.

9. Transfer Restriction.

Each Holder agrees that, after conversion of shares of Series A Preferred Stock into Common Stock following the Initial Permitted Conversion Date the shares of Common Stock received upon conversion may be transferred, assigned, pledged or otherwise disposed of by such Holder subject only to compliance with applicable securities laws (including Rule 144 under the Securities Act).

10. General Provisions.

(a) Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion of all outstanding shares of Series A Preferred Stock. The Corporation shall deliver irrevocable written instructions to its transfer agent to effect such reservation.

(b) Notices. Any notice required or permitted hereunder shall be in writing and shall be deemed given when delivered personally, or one (1) Business Day after being sent by nationally recognized overnight courier, to the Corporation at its principal executive offices or to the Holder at the address set forth in the Corporation’s stock register.

(c) No Preemptive Rights. The Holders shall not be entitled to any preemptive rights to acquire additional capital stock of the Corporation.

(d) Reporting Company. The Corporation shall use its commercial best efforts to timely file all required reports under the Exchange Act and to maintain the eligibility of the disposition of Common Stock pursuant to Rule 144 under the Securities Act.

(d) Governing Law. This Certificate of Designation shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law principles thereof.

[The Remainder of this Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned has caused this Certificate of Designation to be duly executed this ___ day of __________, 2026.

CALLAN JMB INC.

By:
Name:
Title:

[Signature Page to Certificate of Designation of Callan JMB Inc.]

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Exhibit A — Form of Notice of Conversion

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert Series A Preferred Stock)

The undersigned hereby irrevocably elects to convert _______ shares of Series A Perpetual Convertible Preferred Stock (the “Series A Preferred Stock”) of Callan JMB Inc. (the “Corporation”) into shares of common stock, par value $0.001 per share, of the Corporation (“Common Stock”) according to the conditions of the Certificate of Designation of the Series A Preferred Stock (the “Certificate of Designation”). The Corporation will pay any documentary, stamp or similar issue or transfer tax on the issuance of shares of Common Stock upon conversion of the Series A Preferred Stock, unless the tax is due because the undersigned requests such shares of Common Stock to be issued in a name other than the undersigned’s name, in which case the undersigned will pay the tax.

Number of shares of Series A Preferred Stock to be converted: _______________

Name(s) in which shares of Common Stock are to be registered: _______________

Signature: _______________

Name of Holder: _______________

Date: _______________

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ANNEX B

Form of Callan JMB Inc. Equity Incentive Plan Amendment

FIRST AMENDMENT TO

CALLAN JMB INC. 2024 EQUITY INCENTIVE PLAN

This First Amendment to the Callan JMB Inc. 2024 Equity Incentive Plan (this “Amendment”) is adopted by Callan JMB Inc., a Nevada corporation (the “Company”), effective as of the Effective Date defined below.

RECITALS

WHEREAS, the Company maintains the Callan JMB Inc. 2024 Equity Incentive Plan (as may be amended from time to time, the “Plan”);

WHEREAS, Section 20.1 of the Plan authorizes the Administrator to amend the Plan, subject to the terms and conditions of the Plan and Applicable Laws, and Section 20.2 of the Plan provides that the Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws;

WHEREAS, the amendment to Sections 3.1 and 3.2 of the Plan to (i) set the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan at the number of Shares representing fifteen percent (15%) of the Company’s issued and outstanding Common Stock from time to time and (ii) add an annual discretionary evergreen replenishment feature beginning January 1, 2027, has been approved by the Administrator and, to the extent applicable, the Board of Directors of the Company (the “Board”), subject to stockholder approval; and

WHEREAS, the majority of Company’s stockholders approved this Amendment by written consent on July 31,2026.

AMENDMENT

1. Amendment to Section 3.1. Section 3.1 of the Plan is hereby amended and restated in its entirety as follows:

“3.1 Stock Subject to the Plan. Subject to adjustment upon changes in capitalization of the Company as provided in Section 15 of the Plan and any automatic increase set forth in Section 3.2 of the Plan, the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan will be equal to the number of Shares representing fifteen percent (15%) of the Company’s issued and outstanding Common Stock from time to time. In addition, Shares may become available for issuance under Sections 3.2 and 3.3 of the Plan. The Shares may be authorized but unissued, or reacquired Common Stock.”

2. Amendment to Section 3.2. Section 3.2 of the Plan is hereby amended and restated in its entirety as follows:

“3.2 Automatic Annual Increase Without Stockholder Approval. On January 1 of each calendar year during the term of the Plan, commencing on January 1, 2027, the number of Shares reserved and available for issuance under the Plan will be increased by such number of additional shares of Common Stock, if any, determined by the Board in its sole discretion before the applicable January 1 increase date. Each such increase will be effective automatically on the applicable January 1 without further stockholder approval. For clarity, the Board may determine that no increase will be made for any calendar year.”

EFFECTIVENESS

This Amendment will become effective after this Amendment has been approved by the stockholders of the Company in the manner and to the degree required under Applicable Laws and the rules of The Nasdaq Stock Market LLC. If stockholder approval is obtained by written consent and an information statement is required under Rule 14c-2 under the Exchange Act, the effective date of this Amendment will be the twentieth (20th) calendar day after the information statement is first mailed or delivered to the Company’s stockholders (the “Effective Date”.)

NO OTHER AMENDMENTS

Except as expressly amended by this Amendment, the Plan, including the eligibility provisions, award types, administration provisions, lapsed-awards mechanics, change-in-control provisions, amendment authority, and all other terms, remains unchanged and in full force and effect.

NO IMPAIRMENT OF OUTSTANDING AWARDS

Nothing in this Amendment will materially impair the rights of any Participant under any Award outstanding before the effective date of this Amendment, unless mutually agreed otherwise between the Participant and the Administrator in a writing signed by the Participant and the Company.

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